Exhibit 99.1

REVOCABLE PROXY

JEFFERSON BANKSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

PLEASE DO NOT RETURN THE PROXY CARD

IF YOU ARE VOTING ELECTRONICALLY.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – Q U I C K ★ E A S Y ★ I M M E D I AT E -
24 Hours a Day, 7 Days a Week or by Mail

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on [______], 2017.

INTERNET/MOBILE

www.cstproxyvote.com

Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

The undersigned appoints each member of the Board of Directors, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of Jefferson Bankshares, Inc. held of record by the undersigned at the close of business on [__________], 2017 at a Special Meeting of Shareholders of Jefferson Bankshares Inc. to be held on [__________], 2017, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER BY AND BETWEEN JEFFERSON BANKSHARES, INC. AND HCBF HOLDING COMPANY, INC., DATED JANUARY 20, 2017 AND THE APPROVAL OF A PROPOSAL TO GRANT DISCRETIONARY AUTHORITY TO THE PERSONS NAMED AS PROXIES TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES IF THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE AGREEMENT AND PLAN OF MERGER.

THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL 1: The approval of the Agreement and Plan of Merger by and between Jefferson Bankshares, Inc. and HCBF Holding Company, Inc., dated January 20, 2017.	FOR ☐	AGAINST ☐	ABSTAIN ☐

PROPOSAL 2: To grant discretionary authority to the persons named as proxies to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the Agreement and Plan of Merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.

UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this address label. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving, prior to the execution of the Proxy, a Notice of Special Meeting and a Proxy Statement/Prospectus dated [_____________], 2017.

No. of Common Shares Voting: _________	Signature:

Signature if held jointly:
ADDRESS LABEL

Date: